THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$57.75
Market price	US$49.22
Premium/(discount)	(14.77%)
Fund size	US$841.8m
Source: State Street Corporation

At 30 September 2007	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	9.3	14.2
Year to date	78.0	41.2
One year	113.8	70.0
Three years %pa	45.4	34.1
Past performance is not a guide to future returns.
Source: State Street Corporation. NAV-NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY

Martin Currie acts as portfolio manager of The China Fund, Inc. (“Fund”). This commentary is the opinion of Martin Currie Inc.
So that’s all right then. The Hang Seng index set a new record as property stocks celebrated the 50 basis-point Fed rate cut (without bothering too much about the reasoning behind the cut). The H-share index soared by an impressive 22% during the month, as investors anticipated a wall of Chinese money arriving in Hong Kong (even though the 17 August announcement that started the rally is now lost in the thickets of Chinese bureaucracy and inter-agency rivalry). The A-share index was, for once, not the star performer, rising by a mere 6.7%, but this was a creditable showing in a month when inflation jumped to a 10-year high of 6.5%, and interest rates and reserve requirement ratios were raised for the fifth and seventh times, respectively, this year. At the month-end, mortgages for second homes and commercial properties were made harder to obtain and more expensive. The market also had to absorb a deluge of initial public offerings and large bond issues.
We did not, I’m afraid, catch much of this excitement, having a portfolio now concentrated in remaining areas of value — mostly Taiwan and Chinese small-caps — which lagged significantly. Although local confidence remains high (with the exception of the chronically depressed Taiwanese), we are starting to hear the first Chinese companies talking about a slowdown in orders from the States. Also, once the delegates to this month’s 17th Party Congress are safely back home, the way will be clear for tougher actions against inflation.
There were some interesting developments in Taiwan, where the Fund now has 30.1% of the portfolio invested. It seems likely that in 2009 corporate tax rates will be cut from 25% to below 16.5% (the rate in Hong Kong), funded by the ending of extensive tax breaks for the technology sector. This favours the Fund’s bias towards non-tech companies, which will benefit from the pick-up in domestic consumption. The expensing of options from next year will also address another pro-technology distortion. Democratic Progressive Party Vice-president Annette Lu and Chairman Yu were both indicted for corruption, which gives a slight fillip to the Kuomintang presidential candidate, Ma Ying-jeou. The extent to which Taiwan’s business cycle is out of kilter with the rest of the region is that it raised interest rates by 12.5 basis points in the same week the Fed cut rates.
INVESTMENT STRATEGY

The Fund is 97.2% invested with holdings in 74 companies.
In September, we made our first unlisted investments for the Fund. Both are spin-offs of the Chinese operations of Taiwan-listed companies: Wuxi Paiho makes Velcro and specialist accessories for sportswear manufacturers; Highlight makes vacuum equipment. Both companies plan to list on the A-share market within three years. Together with Sino-Twinwood, a system integrator for Oracle and SAP, these unlisted investments account for 1.5% of the portfolio.
In the public equity markets we added some Hongxing Sports (recent department store visits show sportswear to be selling well in China at the moment — an early Olympics effect, perhaps). We also added to positions in the software outsourcing company Chinasoft and the impressive pharmaceutical research company Wuxi Pharm. As we are approaching our financial year-end, we made no further sales, nervous of adding to the already large crystallised capital gains to be paid out as dividends in January.
Chris Ruffle, Martin Currie Inc*

*	Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

30 SEPTEMBER 2007

FUND DETAILS

Market cap	US$717.4m
Shares outstanding	14,575,961
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Source: State Street Corporation.
ASSET ALLOCATION

Source: State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon

Industrials	24.7%	9.7%
Financials	12.2%	32.1%
Consumer discretionary	15.3%	5.3%
Energy	12.3%	9.1%
Healthcare	8.8%	—
Information technology	7.1%	20.8%
Consumer staples	6.8%	1.4%
Materials	6.2%	7.7%
Utilities	3.8%	3.5%
Telecommunications	—	10.4%
Other assets & liabilities	2.8%	—
Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%

One month	9.3	11.9
Year to date	78.0	44.0
Three years %pa	45.4	32.0
Past performance is not a guide to future returns.
Source: State Street Corporation
DIRECT INVESTMENTS (1.5%)

Highlight Tech	Industrials	0.7%
Wuxi Paiho	Industrials	0.4%
Sino-Twinwood	Information technology	0.4%
teco Optronics	Information technology	—
15 LARGEST LISTED INVESTMENTS (36.9%)

Daqin Railway	Industrials	3.9%
China Oilfield Services	Energy	3.5%
Synnex Technology	Consumer discretionary	3.0%
Uni-President Enterprises	Consumer staples	2.6%
Chaoda Modern Agriculture	Consumer staples	2.5%
Shanghai International Airport	Industrials	2.5%
China Shenhua Energy	Energy	2.5%
Far Eastern Department Stores	Consumer discretionary	2.4%
Xinao Gas	Utilities	2.2%
Shanghai Zhenhua Port Machinery	Industrials	2.1%
China Petroleum & Chemical	Energy	2.1%
Yuanta Financial	Financials	1.9%
Zijin Mining	Materials	1.9%
Golden Meditech	Healthcare	1.9%
Mindray Medical International	Healthcare	1.9%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa

The China Fund, Inc.	9.3	24.7	78.0	113.8	45.4	42.7	14.5
MSCI Golden Dragon	14.2	24.6	41.2	70.0	34.1	30.7	n/a
Hang Seng Chinese Enterprise	19.1	42.7	64.8	140.5	54.3	55.3	n/a
Shanghai Stock Exchange 180	5.5	50.8	170.1	307.0	74.2	35.9	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2007 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 September 2007.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 September 2007.
10 YEAR DIVIDEND HISTORY CHART

	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98
Past performance is not a guide to future returns.
Source: State Street Corporation.

30 SEPTEMBER 2007

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio

Hong Kong					19.6%
Chaoda Modern Agriculture	682 HK	HK$6.3	26,407,900	21,379,888	2.5%
Xinao Gas	2688 HK	HK$15.9	9,286,000	18,932,360	2.2%
Golden Meditech	8180 HK	HK$3.6	35,040,000	16,146,114	1.9%
China Travel International	0308 HK	HK$5.8	18,148,000	13,454,642	1.6%
Tianjin Development	0882 HK	HK$11.1	8,440,000	12,058,307	1.4%
Huabao International	336 HK	HK$7.0	12,790,000	11,540,097	1.4%
Shangri-La Asia	0069 HK	HK$26.2	2,975,555	10,034,372	1.2%
Parkson Retail	3368 HK	HK$70.1	1,111,500	10,028,787	1.2%
Ports Design	589 HK	HK$27.0	2,678,500	9,291,190	1.1%
TPV Technology	903 HK	HK$5.6	12,728,000	9,141,454	1.1%
Natural Beauty Bio-Technology	157 HK	HK$1.9	32,780,000	8,100,859	1.0%
China Shineway Pharmaceutical	2877 HK	HK$5.6	11,184,000	8,061,319	0.9%
China Rare Earth	769 HK	HK$2.4	15,254,000	4,672,847	0.6%
Fountain Set	420 HK	HK$2.8	12,446,000	4,549,556	0.5%
Yorkey Optical International	2788 HK	HK$2.0	15,838,000	3,934,400	0.5%
Chinasoft International	8216 HK	HK$1.6	15,550,000	3,162,339	0.4%
Ocean Grand Chemicals	2882 HK	HK$0.3	17,379,000	693,438	0.1%
Arcontech	8097 HK	—	18,386,000	—	—

China ‘B’ shares					1.9%
Shanghai Lujiazui Finance	900932 SHA	HK$2.4	3,530,706	8,593,738	1.0%
China International Marine Containers	200039 CH	HK$16.7	3,450,000	7,415,774	0.9%

Singapore					4.4%
Yangzijiang Shipbuilding	YZJ SP	SG$2.2	9,546,000	14,341,831	1.7%
Hsu Fu Chi International	HFCI SP	SG$1.2	8,409,000	6,628,397	0.8%
Bio-Treat Technology	BIOT SP	SG$0.9	10,615,000	6,507,883	0.8%
CDW	CDW SP	US$0.1	60,000,000	5,659,233	0.7%
China Hongxing Sports	CHHS SP	SG$1.1	5,000,000	3,806,508	0.4%

Hong Kong ‘H’ shares					13.6%
China Oilfield Services	2883 HK	HK$17.9	12,650,000	29,145,027	3.5%
China Shenhua Energy	1088 HK	HK$46.7	3,435,000	20,691,573	2.5%
China Petroleum & Chemical	386 HK	HK$9.7	14,120,000	17,574,463	2.1%
Zijin Mining	2899 HK	HK$12.1	10,408,000	16,182,854	1.9%
Zhejiang Expressway	576 HK	HK$11.0	10,304,000	14,641,846	1.7%
BYD	1211 HK	HK$58.1	1,368,500	10,216,301	1.2%
Anhui Expressway	995 HK	HK$7.1	6,780,000	6,195,965	0.7%

Taiwan					30.1%
Synnex Technologies International	2347 TT	NT$91.5	8,905,050	24,967,430	3.0%
Uni-President Enterprises	1216 TT	NT$50.0	14,137,220	21,659,599	2.6%
Far Eastern Department Stores	2903 TT	NT$37.2	17,630,080	20,096,184	2.4%
Yuanta Financial	2885 TT	HK$20.0	26,413,545	16,187,250	1.9%
China Development Financial	2883 TT	NT$13.5	36,871,940	14,857,240	1.8%
Powertech Technology	6239 TT	NT$131.5	3,581,100	14,429,742	1.7%
Merry Electronics	2439 TT	NT$130.0	3,584,340	14,278,051	1.7%
Data Systems Consulting	2447 TT	NT$43.6	10,146,718	13,540,358	1.6%
Cathay Financial	2882 TT	NT$77.2	5,708,370	13,503,483	1.6%
Tripod Technology	3044 TT	NT$133.0	2,974,083	12,120,516	1.4%
China Metal Products	1532 TT	NT$45.6	8,392,675	11,713,999	1.4%
Asia Optical	3019 TT	NT$113.0	3,159,153	10,938,694	1.3%
Fubon Financial	2881 TT	NT$27.9	12,603,000	10,755,126	1.3%
Formosa Petrochemical	6505 TT	NT$98.0	2,658,000	7,981,737	0.9%
Taiwan Secom	9917 TT	NT$54.0	4,738,000	7,839,804	0.9%
Lien Hwa Industrial	1229 TT	NT$22.5	11,161,855	7,695,472	0.9%
China Synthetic Rubber	2104 TT	NT$46.1	5,294,000	7,470,161	0.9%
Wah Lee Industrial	3010 TT	NT$76.2	2,838,856	6,628,492	0.8%
Efun Technology	3523 TT	NT$188.0	997,100	5,743,980	0.7%
Taiwan FamilyMart	5903 TT	NT$51.0	3,557,652	5,559,683	0.7%
Yieh United Steel	9957 TT	NT$15.2	11,379,600	5,300,135	0.6%

Unitied Kingdom					1.3%
China Medical Systems	CMSH LN	£1.4	3,623,188	10,673,359	1.3%

United States					5.3%
Mindray Medical International	MR US	US$43.0	367,000	15,762,650	1.9%
Far East Energy	FEEC US	US$1.1	11,111,111	11,777,778	1.4%
China Medical Technologies	CMED US	HK$42.8	271,500	11,617,485	1.3%
WuXi PharmaTech	WX US	US$28.2	145,600	4,105,920	0.5%
Chindex International	CHDX US	US$24.2	69,987	1,689,486	0.2%

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio

Equity linked securities (‘A’ shares)					19.5%
Daqin Railway		US$3.4	9,710,000	32,946,030	3.9%
Shanghai International Airport		US$5.2	4,066,100	21,330,761	2.5%
Shanghai Zhenhua Port Machinery		US$4.0	4,462,752	17,824,231	2.1%
China Merchants Bank		US$5.1	3,033,555	15,468,097	1.9%
Xinjiang Tebian Electric		US$3.2	4,741,284	15,323,830	1.8%
Qinghai Salt Lake Potash		US$7.7	1,725,209	13,344,492	1.6%
Finance Street		US$4.4	2,736,453	11,996,610	1.4%
China Yangtze Power		US$2.6	4,169,077	10,731,204	1.3%
Baoding Tianwei Baobian Electric		US$5.7	1,947,486	10,698,982	1.3%
Shanghai International Port		US$1.3	5,499,923	7,122,400	0.9%
Shanghai Tunnel Engineering		US$2.0	3,441,747	6,814,659	0.8%

Direct					1.5%
Highlight Tech		US$1.8	3,366,800	5,999,974	0.7%
Wuxi Paiho		US$4.2	876,190	3,691,038	0.4%
Sino-Twinwood		US$6.1	500,000	3,050,000	0.4%
teco Optronics		—	1,861,710	—	—

Other assets & liabilities				23,749,196	2.8%
INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
•	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

•	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

•	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

•	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

•	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

•	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

•	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

•	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Although Martin Currie complies with the Global Investment Performance Standards (GIPS), the fund returns used in this document are calculated on the net asset value and therefore fall outside the scope of the GIPS standards.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.